                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              __________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                              __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                                  13-3818954
    (Jurisdiction of incorporation                    (I.R.S. employer
     if not a U.S. national bank)                    identification No.)

         114 West 47th Street                            10036-1532
             New York, NY                                (Zip Code)
        (Address of principal
          executive offices)

                    United States Trust Company of New York
                             114 West 47th Street
                           New York, NY  10036-1532
                                (212) 852-1000
                              (Agent for Service)
                              __________________
                           Pen-Tab Industries, Inc.
              (Exact name of obligor as specified in its charter)

             Delaware                                    54-1833398
  (State or other jurisdiction of                     (I.R.S. employer
  incorporation or organization)                     identification No.)

         167 Kelley Drive
          Front Royal, VA                                  22630
(Address of principal executive offices)                 (Zip Code)
                              __________________
                                   Series B
                  10-7/8% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)
                ==============================================

                                    GENERAL


1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
               York
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Pen-Tab Industries, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS
     ----------------

                    T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

                    T-1.2  --  Included in Exhibit T-1.1.

                    T-1.3  --  Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
                    (cont'd)

                    T-1.4  --      The By-Laws of United States Trust Company of
                    New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                         33-97056).

                    T-1.6  --      The consent of the trustee required by
                    Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

                    T-1.7  --      A copy of the latest report of condition of
                    the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of March 25, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of March, 1997.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By:
  Margaret Ciesmelewski
  Assistant Vice President

PC/pg

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


   /s/Gerard F. Ganey
   ------------------
By:    Gerard F. Ganey
   Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1996
                              ------------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                           $   38,257

Short-Term Investments                                                82,377

Securities, Available for Sale                                       861,975

Loans                                                              1,404,930
Less:  Allowance for Credit Losses                                    13,048
                                                                  ----------
   Net Loans                                                       1,391,882
Premises and Equipment                                                60,012
Other Assets                                                         133,673
                                                                  ----------
   TOTAL ASSETS                                                   $2,568,176
                                                                  ==========

LIABILITIES
-----------
Deposits:
   Non-Interest Bearing                                           $  466,849
   Interest Bearing                                                1,433,894
                                                                  ----------
      Total Deposits                                               1,900,743

Short-Term Credit Facilities                                         369,045
Accounts Payable and Accrued Liabilities                             143,604
                                                                  ----------
   TOTAL LIABILITIES                                              $2,413,392
                                                                  ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                          14,995
Capital Surplus                                                       42,394
Retained Earnings                                                     98,402
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                 (1,007)
                                                                  ----------
TOTAL STOCKHOLDER'S EQUITY                                           154,784
                                                                  ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                         $2,568,176
                                                                  ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996